SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2003

Applix, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-25040 (Commission File Number)	04-2781676 (I.R.S. Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts (Address of Principal Executive Offices)	01581 (Zip Code)

(508) 870-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note

       This amendment No. 2 on Form 8-K/A filed to the Registrant’s Current Report on Form 8-K originally filed with the Commission on February 5, 2003, as amended by amendment No. 1 on Form 8-K/A on April 4, 2003, is being filed for the purpose of restating the Registrant’s Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2002 and for the nine months then ended, and for the year ended December 31, 2001. On May 13, 2003, the Company announced that it had identified an error in the timing of the recognition of certain compensation expenses related to its March 31, 2001 acquisition of Dynamic Decisions Pty Ltd. The restatement revised the recognition of compensation expenses related to certain acquisition-related contingent payments, by recording them beginning the quarter ended June 30, 2001 rather than the quarter ended March 31, 2002. As a result, compensation expenses related to the acquisition have been increased by $1,531,000 in 2001 and $1,630,000 has been recorded in accrued expenses at September 30, 2002, which includes the impact of foreign currency exchange rate fluctuations of translating the Australian dollar to the U.S. dollar.

       This amendment does not reflect events occurring after the filing of the original Current Report Form 8-K on February 5, 2003, or modify or update the disclosures presented in the original Current Report Form 8-K, except to reflect the revisions as described above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b)	Pro Forma Financial Statements

     The pro forma financial information required by this item is included on pages 4 through 8 hereto.

(c)	Exhibits

No.	Description

2.1*	Asset Purchase Agreement, dated January 21, 2003, by and between iET Acquisition, LLC and Applix, Inc., on behalf of itself and its subsidiaries.

*	Previously filed.

Index to Pro Forma Financial Statements

Background and Basis of Unaudited Pro Forma Condensed Consolidated Financial Statements	4
Unaudited Pro Forma Condensed Consolidated Balance Sheet – September 30, 2002	5
Unaudited Pro Forma Condensed Consolidated Statement of Operations – Nine Months Ended September 30, 2002	6
Unaudited Pro Forma Condensed Consolidated Statement of Operations – Twelve Months Ended December 31, 2001	7
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	8

Background and Basis of Unaudited Pro Forma Condensed Consolidated Financial Statements

     On January 21, 2003, Applix, Inc. (“Applix”), a Massachusetts corporation, completed the sale of certain of its assets relating to its customer relationship management software solutions (the “CRM Business”) to iET Acquisition, LLC (“iET”), a Delaware limited liability company and a wholly-owned subsidiary of Platinum Equity Holdings, LLC, for a purchase price of $5,750,000 in cash (the “Purchase Price”) and the assumption of approximately $3.0 million in net assumed liabilities. Excluded from the sale were approximately $2.8 million in net accounts receivable generated from the sale of CRM products. iET paid $4,250,000 of the Purchase Price in cash at the initial closing and will pay $1,500,000 in cash upon closing and the transfer of certain of the assets of Applix’s German subsidiary, Applix GmbH, after receipt of, or upon expiration of the waiting period relating to, German antitrust approval. The waiting period is scheduled to expire in the first quarter 2003. The purchase price is subject to possible post closing adjustments. The disposition was effected pursuant to an Asset Purchase Agreement, dated as of January 21, 2003 (the “Purchase Agreement”), by and between iET and Applix, on behalf of itself and its subsidiaries.

     Upon consummation of the transactions contemplated by the Purchase Agreement, Applix will have sold substantially all of the assets used or held for use in connection with the CRM Business and assigned to iET certain specified liabilities relating to the CRM Business. In addition to tangible assets Applix also sold certain intangible assets, principally Applix’s intellectual property used or held for use exclusively or primarily in the CRM Business.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the sale of the CRM Business occurred on September 30, 2002. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the sale as if it had taken place on January 1, 2001. The Company’s historical results as of and for the nine months ended September 30, 2002 are derived from the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and the Company’s historical results for the year ended December 31, 2001 are derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

     The CRM Business was an integrated part of the Company’s consolidated business and was not managed operationally or financially apart from the Company’s ongoing operations, its analytics business. As a result, in preparing the historical Unaudited Pro Forma Statements of Operations for the CRM Business, the Company has presented actual revenues, specifically identifiable costs and an allocation of other operating costs. Such allocated costs include costs of revenues, product development, sales and marketing, and general and administrative expenses. These costs have been allocated between the CRM business and the Company’s ongoing operations to the extent such costs are not directly associated with the Company’s ongoing business and for which such costs directly benefited the CRM business. In preparing the adjustments to the Unaudited Condensed Consolidated Balance Sheet, the Company has presented only those specific assets and liabilities sold in the transaction together with the cash received in the transaction and the resulting gain in shareholders equity.

     In preparing the unaudited pro forma condensed consolidated financial information, the Company has presented the portion of the sale that closed on January 21, 2003, as well as the sale of assets of Applix’s German operations associated with the CRM Business which closed on March 17, 2003.

     Management believes that the assumptions used in preparing these unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the sale. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results which actually would have been obtained if the sale had been effected on the date indicated or of those results which may be achieved in the future. The adjustments in the pro forma financial information are based on available information and on certain assumptions which management believes are reasonable.

Applix, Inc.

Pro Forma Condensed Consolidated Balance Sheet
September 30, 2002
Unaudited
(in thousands, except share and per share amounts)

	Pro Forma Adjustments (1)

			Pending
			Germany
		Completed	Operations
	Historical	CRM Sale	Sale	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$6,291	$3,050	$1,100	$10,441
Accounts receivable, net	5,731	(318)	—	5,413
Prepaid expenses and other current assets	2,009	(109)	(53)	1,847

Total current assets	14,031	2,623	1,047	17,701
Restricted cash	1,050	—	—	1,050
Property and equipment, net	2,043	(32)	(217)	1,794
Goodwill and intangible assets, net	2,312	(37)	—	2,275
Other assets	2,587	—	(7)	2,580

Total assets	$22,023	$2,554	$823	$25,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,173	$(76)	$(150)	$1,947
Accrued liabilities	6,978	(159)	(205)	6,614
Deferred revenue	7,581	(2,543)	(963)	4,075

Total current liabilities	16,732	(2,778)	(1,318)	12,636
Long term liabilities	645	—	—	645

Total liabilities	17,377	(2,778)	(1,318)	13,281
Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock; $.0025 par value; 30,000,000 shares authorized;				—
12,670,752 issued	32	—	—	32
Additional paid in capital	49,599	—	—	49,599
Treasury stock, 306,198 shares, at cost	(1,077)	—	—	(1,077)
Accumulated deficit	(42,415)	5,332	2,141	(34,942)
Accumulated other comprehensive loss	(373)	—	—	(373)
Notes receivable from stockholder	(1,120)	—	—	(1,120)

Total stockholders’ equity	4,646	5,332	2,141	12,119

Total liabilities and stockholders’ equity	$22,023	$2,554	$823	$25,400

Applix, Inc.

Pro Forma Condensed Consolidated Statement of Operations
For The Period Ended September 30, 2002
Unaudited
(in thousands, except per share amounts)

	Pro Forma Adjustments (2)

			Pending
		Completed CRM	Germany
	Historical	Sale	Operations Sale	Pro Forma

Revenues
Software license	$11,682	$(3,364)	$(473)	$7,845
Professional services and maintenance	15,082	(5,475)	(2,352)	7,255

Total revenues	26,764	(8,839)	(2,825)	15,100

Cost of revenues
Software license	1,275	(246)	(80)	949
Professional services and maintenance	7,605	(2,332)	(1,002)	4,271

Total cost of revenues	8,880	(2,578)	(1,082)	5,220

Gross margin	17,884	(6,261)	(1,743)	9,880
Operating expenses
Product development	4,060	(956)	—	3,104
Sales and marketing	10,411	(4,024)	(974)	5,413
General and administrative	3,836	(659)	(120)	3,057
Compensation expenses and amortization of acquired intangible asset	1,792	—	—	1,792
Restructuring expense	361	(361)	—	—

Total operating expenses	20,460	(6,000)	(1,094)	13,366

Operating income/loss	(2,576)	(261)	(649)	(3,486)

Interest and other expense, net	(9)	—	—	(9)

Income/loss before taxes	(2,585)	(261)	(649)	(3,495)
Provisions for income taxes	111	—	—	111

Net income/loss from continuing operations	(2,696)	(261)	(649)	(3,606)

Net loss per share, basic and diluted :
Continuing operations	$(0.22)			$(0.30)
Weighted average number of shares :
Basic and Fully Diluted	12,184			12,184

Applix, Inc.

Pro Forma Condensed Consolidated Statement of Operations
For The Year Ended December 31, 2001
Unaudited
(in thousands, except per share amounts)

	Pro Forma Adjustments (2)

			Pending
		Completed CRM	Germany
	Historical	Sale	Operations Sale	Pro Forma

Revenues
Software license	$18,406	$(6,358)	$(2,119)	$9,929
Professional services and maintenance	20,999	(8,196)	(4,505)	8,298

Total revenues	39,405	(14,554)	(6,624)	18,227
Cost of revenues
Software license	1,214	(226)	(83)	905
Professional services and maintenance	13,657	(6,084)	(3,323)	4,250

Total cost of revenues	14,871	(6,310)	(3,406)	5,155

Gross margin	24,534	(8,244)	(3,218)	13,072
Operating expenses
Product development	6,848	(2,712)	—	4,136
Sales and marketing	21,671	(9,870)	(3,207)	8,594
General and administrative	4,484	(518)	(163)	3,803
Compensation expenses and amortization of acquired intangible asset	1,717	—	—	1,717
Restructuring expense	1,700	(1,228)	(409)	63

Total operating expenses	36,420	(14,328)	(3,779)	18,313

Operating loss	(11,886)	6,084	561	(5,241)

Permanent impairment of cost based investment	(1,250)	—	—	(1,250)
Interest and other income, net	290	—	—	290

Loss before taxes	(12,846)	6,084	561	(6,201)
Provisions for income taxes	558	—	—	558

Net loss from continuing operations	(13,404)	6,084	561	(6,759)

Net loss per share, basic and diluted:
Continuing operations	$(1.13)			$(0.57)
Weighted average number of shares:
Basic and Fully Diluted	11,861			11,861

Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments:

(a)	In preparing the adjustments to the unaudited pro forma condensed consolidated balance sheet, the Company has presented only those specific assets and liabilities sold in the transaction together with the cash received and gain in shareholders equity. The Pro Forma account receivable balance includes approximately $2.8 million in net accounts receivable generated from CRM product sales which were excluded from the assets sold to iET.

(b)	The estimated net cash proceeds resulting from the sale of the CRM Business to iET are shown below (000’s omitted):

4,250	Sales Price - CRM Business (other than German operations)
1,500	Sales Price - Germany Operations
(1,000)	Estimated costs resulting directly from the sale, including transaction fees, legal, accounting, and professional fees
4,750	Estimated net cash proceeds before income taxes
(600)	Estimated income taxes

4,150	Estimated net cash proceeds after income taxes

(c)	The estimated pre-tax gain resulting from the sale of the CRM Business to iET as follows (000’s omitted):

4,250	Sales Price - CRM Business (other than German operations)
1,500	Sales Price - Germany Operations
2,981	Net operating liabilities assumed
(1,000)	Estimated costs resulting directly from the sale, including transaction fees, legal, accounting and professional fees
7,731	Estimated gain before income taxes
(600)	Estimated tax provision

7,131	Estimated gain after income taxes

(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations:

(a)	In preparing the adjustments to the unaudited pro forma statements of operations, the Company has presented actual revenues, specifically identifiable costs and an allocation of other operating costs. Such allocated costs include costs of revenues, product development, sales and marketing, and general and administrative expenses. These costs have been allocated between the CRM business and the Company’s ongoing operations to the extent such costs are not directly associated with the Company’s ongoing business and for which such costs directly benefited the CRM business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.

Date: July 8, 2003	By:	/s/ Milt Alpern

Milt Alpern Chief Financial Officer and Treasurer

Exhibit Index

No.	Description

2.1*	Asset Purchase Agreement, dated January 21, 2003, by and between iET Acquisition, LLC and Applix, Inc., on behalf of itself and its subsidiaries.

*	Previously filed.